Exhibit 10.2

Stock Purchase Agreement

This Stock Purchase Agreement (this “Agreement”) is made as of August 12, 2015 by and among Cloud9Accelerator, LLC, a Texas limited liability company doing business as Financial Gravity Ventures (the “Buyer”), The David and Ricki Jackson Revocable Trust, under Trust Agreement dated October 12, 2010 (the “Shareholder”), and SASH Corporation, an Oklahoma corporation doing business as Metro Data Processing (the “Company”).

1.       PURCHASE AND SALE OF SHARES.

1.1       Purchase and Sale of Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Shareholder agrees to sell to the Buyer, and the Buyer agrees to purchase from the Shareholder, One Hundred Thousand (100,000) shares of the Company’s Common Stock (the “Shares”), which constitutes 100% of the issued and outstanding stock of the Company, for the aggregate purchase price of $70,000.00 (“Purchase Price”). All dollar amounts set forth in this Agreement shall be in United States Dollars.

1.2       Closing.  The closing of the purchase and sale of the Shares (the “Closing”) shall take place at Commerce Bank, Boardroom, Utica Square Shopping Center, 2054 Utica Square, Tulsa, OK 74114 at 2;00 p.m. on Thursday, August 14th, 2015 or such other location, time, or date as the parties shall mutually agree, but only after the satisfaction or waiver of each of the conditions set forth in Section 5 (the “Closing Date”).

1.3       Deliveries.  At Closing, the Shareholder shall deliver to the Buyer an Assignment of Shares Separate from Certificate, representing the Shares sold by the Shareholder, substantially similar to Exhibit A attached hereto. At Closing, the Buyer shall deliver to the Shareholder $65,000 by certified check in immediately available funds. The balance (in the amount of $5,000) will be held by an escrow agent, selected by Shareholder, for a period of 90 days and may be offset by indemnity claims for breach of representations and warranties of the Company or the Shareholder as set forth in Sections 2 and 3 herein.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to Buyer that:

2.1       Corporate Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

2.2       Capitalization; Organizational Documents. The authorized capital stock of the Company immediately prior to the Closing consists of 100,000 shares of uncertificated Common Stock, of which as of the date hereof, 100,000 shares are issued and outstanding. All of the Shares have been duly and validly issued and are fully paid and non-assessable and have been issued in accordance with all applicable federal and state securities laws. No Shares are subject to preemptive rights or any other similar rights, or any liens. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase shares of capital stock from the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the disposition of the Shares as described in this Agreement.

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2.3       Authorization; Enforcement.  (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to and perform its obligations in accordance with the terms hereof, (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company or its Board of Directors, and (c) this Agreement has been duly executed and delivered by the Company. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement. This Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

2.4       No Conflicts.  The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, will not (a) result in a violation of the Certificate of Incorporation or By-laws of the Company, or (b) violate or conflict with, or result in a breach of, any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on or against any of the properties of the Company, any note, bond, mortgage, agreement, license indenture or instrument to which the Company is a party, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to the Company or by which any property or assets of the Company is bound or affected. Except as disclosed in this Agreement, the Company is not in violation of any term of or in default under its Certificate of Incorporation or By-laws or in violation of any material term of, or in default under, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

2.5       Undisclosed Liabilities. The Company has no knowledge of any liability or potential liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the most recent balance sheet provided to Buyer and (b) liabilities which have arisen since the most recent balance sheet provided to Buyer, in the ordinary course of business.

3.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.

The Shareholder hereby represents and warrants to the Buyer that:

3.1       Shareholder has the requisite power and authority to enter into and perform its obligations under this Agreement, and (b) this Agreement has been duly executed and delivered by the Shareholder. This Agreement, when executed and delivered, constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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3.2       Title to Company Stock. The Shareholder is the record and beneficial owner of, and has full right, title and interest in and to, the Shares, free and clear of any lien, charge or encumbrance. The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such Shares. At Closing, the Shareholder will transfer and deliver to the Buyer valid title to, and all of the Shareholder’s right, title and interest in and to, the Shares, free and clear of any lien, charge or other encumbrance or any claim in respect of such Shares.

3.3       Absence of Litigation. There is no action, suit or proceeding pending or, to the Shareholder’s knowledge, threatened against or affecting the Shareholder or the Shareholder’s property before any court, arbitrator or governmental body, agency or official which in any manner involves the Shares or which draws into question the validity of this Agreement or such Shares.

3.4       Governmental Authorization; Consents. The execution, delivery and performance by the Shareholder of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority. No consent, approval, waiver or other action by any private party under any contract, agreement, or other document to which the Shareholder is a party or by which the Shareholder is bound is required for the execution, delivery and performance of this Agreement by the Shareholder or the consummation of the transactions contemplated hereby.

3.5       Non-Contravention. The execution, delivery and performance by the Shareholders of this Agreement do not and will not (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Shareholder, (ii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Shareholder under any agreement, contract or other instrument binding upon the Shareholder, or (iii) result in the creation or imposition of any lien, charge or other encumbrance on any of the Shares.

4.       COVENANTS.

4.1       Notice of Transaction. The Company and the Shareholder shall consult with the Buyer before making any announcement with respect to the transaction contemplated by this Agreement and shall not make any public statements without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

4.2       Restriction on Unfair Competition; Non-Interference. As a material inducement to Buyer to purchase the business of the Company, which consists of payroll processing and payroll tax filing (the “Business”), and in consideration of the Purchase Price, the Shareholder agrees that for a period of thirty-six (36) months following Closing, the Shareholder shall not, in any manner, directly or indirectly, either compete with or own, manage, operate, join, control, participate in or be connected as a partner or affiliate with any business or business entity which competes with the Business of Company, which Buyer is effectively purchasing hereunder, anywhere within the continental United States.

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For a period of thirty-six (36) months following Closing, the Shareholder shall not, in any manner, directly or indirectly:

a.       solicit for any person other than Buyer the business of any company which is a customer or client of the Company, or was a customer or client of the Company within two years prior to the date of this Agreement; provided, however, that such solicitation restriction shall only apply to the portion of the business of such customers that is reasonably related to the Business of the Company; or

b.       employ any employee of the Company, or persuade or attempt to persuade any employee of the Company or any agents, representatives, contractors or consultants of the Company, to leave the Company’s employ, or to become employed by any other person.

The Shareholder acknowledges the broad geographic scope of the Business, and of the ease of competing with the Business in any part of the continental United States. The Shareholder acknowledges that the restrictions on competition set forth in this Section 4.2 are intended to cover the places in which the Company operates the Business.

The parties hereto agree that the scope, time and geographical restrictions contained herein are reasonable and fair and necessary to protect Buyer’s investment in the Company and the goodwill thereof. The Shareholder acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Shareholder has been engaged in the Business of the Company, the Shareholder’s reputation in the industry, and the Shareholder’s relationship with the customers and potential customers of the business of the Company. The Shareholder acknowledges that the restrictions imposed on the Shareholder hereby greatly enhance the value (to Buyer) of the Business of the Company.

5.       CONDITIONS TO THE BUYER’S OBLIGATIONS AT CLOSING.

The obligations of the Buyer under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1    Representations and Warranties.  The representations and warranties of the Company contained in Section 2 and the representations and warranties of the Shareholder contained in Section 3 shall be true in all respects on and as of the Closing Date.

6.2       Performance.  Paul Love shall have committed to continue working for the Company following Closing, in substantially his current role and for a compensation to be determined by the Board of Directors, but which shall not be less than $30,000, for a period of time not less than 12 months. Paul Love shall also receive: (a) within 30 days of the Closing Date a retention bonus of not less than $1,000 and (b) within 30 days of the one year anniversary of the Closing Date a bonus of not less than $2,000, all in addition to the compensation set forth in the previous sentence. Additionally, Ricki Jackson shall have committed to continue working for the Company following Closing, in substantially her current role and for a compensation to be determined by the Board of Directors, but which shall not be less than $24,000, for a period of time not less than 6 months.

7.       MISCELLANEOUS.

7.1       Survival of Warranties.  The warranties, representations, agreements, covenants, and undertakings of the Company and the Shareholder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof.

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7.2       Successor and Assignees.  All terms, covenants, agreements, representations, warranties, and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any Shares) whether so expressed or not.

7.3       Amendments and Waivers.  Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked, or cancelled except by an instrument in writing signed by all parties hereto. Failure of any party to exercise any right or remedy under this Agreement, or delay in exercising such right or remedy, will not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.4       Governing Law.  This Agreement shall be deemed a contract made under the laws of Oklahoma and shall be governed by the laws of the State of Oklahoma, without giving effect to the conflicts of law principles thereof. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state courts located in Tulsa County, Oklahoma, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Oklahoma is not the proper venue.

7.5       Notices.  All notices, requests, consents, demands, notice, or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Services, all charges or postage prepaid, and properly addressed:

to the Company or the Shareholder at:

SASH Corporation

Attention: Ricki Jackson

2530 S. Norfolk Ave.

Tulsa, OK 74114

To the Buyer at:

Cloud9Accelerator, LLC

Attention: Alan Zeffer

800 N. Watters Road, #120

Allen, TX 75013

or such other address as may be furnished in writing by a party hereto.

7.6    Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

7.7    Effect of Headings.  The section and paragraph headings herein are included for convenience only and shall not affect the construction hereof.

7.8    Entire Agreement.  This Agreement constitutes the entire agreement among the Company, the Shareholder and the Buyer with respect to the subject matter hereof. There are no representations, warranties, covenants, or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

7.9    Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

7.10    Interpretation.  This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written, by the duly authorized representatives of the parties hereto.

COMPANY:

SASH Corporation

By: /s/ David C. Jackson

Name: David C. Jackson

SHAREHOLDER:

The David and Ricki Jackson Revocable Trust, under Trust Agreement dated October 12, 2010

/s/ David C. Jackson	/s/ Ricki Jackson
David Jackson, Trustee	Ricki Jackson, Trustee

BUYER:

Cloud9Accelerator, LLC

By: /s/ Alan Zeffer

Name: Alan Zeffer

Chief Financial Officer

By: /s/ John Pollock

Name: John Pollock

Chief Executive Officer

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EXHIBIT A

ASSIGNMENT OF SHARES SEPARATE FROM CERTIFICATE

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the undersigned, David C. Jackson and Ricki L. Jackson, as Co-Trustees of the David and Ricki Jackson Revocable Trust, under Trust Agreement dated October 12, 2010 (“Assignor”), do hereby assign, transfer and convey to Cloud9Accelerator, LLC all of Assignor’s right, title and interest in and to One-Hundred Thousand shares of common stock in SASH Corporation, an Oklahoma corporation (the “Corporation”), which represents One-Hundred percent (100%) of the issued and outstanding common stock in the Corporation.

Executed this 13th day of August, 2015.

The David and Ricki Jackson Revocable Trust,

under Trust Agreement dated October 12, 2010

/s/ David C. Jackson

David Jackson, Trustee

/s/ Ricki Jackson

Ricki Jackson, Trustee

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